Exhibit 99.1

FOR IMMEDIATE RELEASE

Timberline Identifies Major New IP Anomalies at the

Windfall Target, Eureka Project, Nevada

Coeur d’Alene, Idaho – September 22, 2021 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) released results of an Induced Polarization/Resistivity (IP) survey at its 100%-controlled Eureka Gold Project in Nevada. The 2021 IP survey focused on the Windfall Trend in the northeast part of the property (Figure 1). The data have identified two major structural zones that appear to control strong chargeability anomalies that could be linked to the extensive gold and polymetallic systems in this part of the project.

Between 1975 and the early 1980s, the Windfall Mine produced approximately 112,000 oz of gold from oxidized ore from three open pits along a 2.5-kilometre (km) trend on claims owned by Timberline. Previous drilling and rock sampling by Timberline and other operators has encountered significant gold mineralization in and around the historic pits (see Company news releases dated August 8, 2018 and April 20, 2015). Zonge Geosciences, Inc. surveyed six lines of dipole-dipole IP totaling 25.2 line-km along the Windfall Trend. The 2021 IP survey complemented the 2020 IP survey, which focused on the Lookout Mountain Trend but included one line through the middle of the Windfall Trend.

The resistivity and chargeability data derived from the IP survey paint a clear picture of two parallel fault zones oriented generally north-south. These structures correspond well with existing geological mapping in the area, but the extent of the chargeable zones as well as a new target corridor to the west of historic mining are new information (Figure 2). IP chargeability anomalies are suggestive of the presence of sulfide minerals and/or organic carbon, both of which are commonly associated with Carlin-type gold deposits.

Dr. Steven Osterberg, Timberline’s Vice President Exploration, remarked on the 2021 geophysical program, “We are very appreciative of the quality work by Zonge Geosciences and consulting geophysicist Jim Wright on our 2021 IP survey at Windfall. These IP anomalies at the Lookout Trend and the Windfall Trend are very large cohesive targets. They occur in similar settings, both occupying large-scale structural troughs and having significant mineralization flanking the chargeability highs on both the east and west. These large-scale geophysical anomalies may indicate significant sulfide mineralization associated with these large structures, demonstrating potential drivers or roots to the gold systems of which we are already aware. All of these targets reinforce our view of the huge potential of the Eureka Project, and we look forward to the remainder of our 2021 drill program, which is set to recommence in October.”

Interpretation of Geophysical Results

Resistivity data at Windfall reveals consistent patterns that facilitate mapping of rock types, dip attitudes, and structures. The major structures in this area are termed the Windfall Structural Zone (WSZ) and the Windfall East Structural Zone (WEZ), and they are continuous for at least 2.5km along strike. The WSZ is interpreted as dipping steeply to the east and it correlates well with the historic gold mining trend. It separates steeply east-dipping sedimentary units to the west, from moderately east-dipping rocks to the east (Figure 3). Dolomite of the Hamburg Dolomite (Ch) and Eldorado Dolomite (Ce) formations is among the most resistive rocks in the district, and the

Prospect Mountain (Cpm) and Eureka Quartzite (Oe) are also highly resistive. This is opposed to the Dunderberg Shale (Cd) and other thinly bedded units, which show up as less resistive.

Figure 1.   The Windfall Trend within the Eureka Project Showing Drilling and Historic Open Pits

The WEZ correlates well with the previously mapped Hoosac Fault, which generally has a westward dip, but the WEZ is also sometimes associated with a near-flat lying thrust or detachment structure in the northern part of the district. A number of significant historic gold, silver, and base metal occurrences are aligned with the WEZ and the Hoosac Fault system.

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A strong chargeability anomaly occurs parallel to and between the WSZ and the WEZ in an apparent structural trough. The chargeability feature is best developed in the southern part of the survey area, but it has continuity to the north, though tending to narrow on the more northerly lines (Figure 4). This central anomaly is up to 300 metres (m) wide and extends to within 100m of the surface locally within its +3km footprint. A second chargeability anomaly occurs immediately east of the WEZ where Timberline geologists have noted significant hydrothermal alteration in numerous historic prospects. These chargeability anomalies are of a character that is suggestive of unoxidized sulfide minerals at depth.

Figure 2.  Geology of Windfall Trend with IP Survey, Structural Zones, and Major Anomalies (Surface Projection)

Timberline
L4368210N
L4367230N
L4367430N
L4367000N
L4366650N
L4366200N
L4365780N
Structural Zone (WSZ)
Windfall
Windfall East Zone (WEZ)
N
0
500
1,000
Meters
Structural Zones
Axis of Chargeability Zone
Chargeability (10-30 msec)
Historic Open Pit

Another strong chargeability anomaly occurs in the northwest corner of the survey area where little modern exploration has been conducted (Figure 5). The magnitude of the anomaly is very strong and measures up to 400m wide. This chargeable feature is apparently hosted by the Eldorado Dolomite and is interpreted to lie within 230m of the surface. There is another weaker chargeability anomaly in this northwestern area to the west of the WSZ. This anomaly trends to the northeast and can be traced for more than 2km (Figure 2). It is also apparently associated with the Eldorado Dolomite, but it may be linked to an unrecognized fault or fold structure.

The Eldorado Dolomite was the primary host of the silver-gold-lead-zinc mineralization that prompted the mining boom in Eureka in the late 19th century. Timberline geologists have just begun reconnaissance mapping and sampling in the northwest part of the survey area, where the Eldorado occurs at surface and dips east towards the Windfall Trend.

Conclusions and Follow-up Exploration Plans

The new geophysical data has been integrated into Timberline’s 3D geological model, where it can be assessed relative to geologic and drill hole databases. The chargeability features correlate from section to section, indicating that the Windfall Trend is underlain by an interpreted hydrothermal system at least 3km long and 1.75km wide, striking almost north-south. As shown in these figures, the primary chargeable features are aligned in a structural trough that is bounded by faults, but the anomalies are also heavily influenced by other faults and the dip of host

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rocks. The fault zones bounding the trough at Windfall are associated with historic gold production, small-scale polymetallic mining and prospects, and widespread hydrothermal alteration. The large volume of chargeable rock associated with such a highly mineralized trend may be an indication of sulfides (or potentially organic carbon) that form the heart or roots of the Windfall Trend.

Figure 3.  Line 4366200N Resistivity Section with Geologic Interpretation

Figure 4.  Line 4366200N Chargeability Section with Geologic Interpretation

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The Timberline database includes several hundred drill holes in and around the footprint of the historic gold mines, and there are numerous targets based on historic gold intercepts that have not been followed-up. Since many of these targets lie on patented claims owned by Timberline, the team expects to bring a drill to the Windfall Trend for the first time in several years.

Figure 5.  Line 4368210 Chargeability Section with Geologic Interpretation

A careful review of Timberline’s significant historic drill hole database indicates that the central IP anomaly between the WSZ and the WEZ is very likely not tested by previous drilling. The Timberline team is currently finalizing the remainder of the 2021 drill program. While the Water Well Zone, adjacent to the Lookout Mountain Resource, will be the priority, the significant geophysical anomalies at the Windfall Trend make compelling targets. One reverse circulation and one diamond core drill rig are expected to return to the Eureka Project during October, and the Company intends to drill the balance of its program during the fourth quarter.

Qualified Person

Steven Osterberg, PhD, P.G., Timberline’s Vice President of Exploration, has acted as the Qualified Person, as defined in NI 43-101, with respect to the disclosure of the scientific and technical information contained in this news release.

Corporate Update

The Company is also pleased to report that it has selected a new transfer agent for the maintenance of its share capital treasury and related business. Pursuant to notice given to its current transfer agent, Equiniti, Timberline will engage on or about October 21, 2021 with Nevada Agency and Transfer Company as its primary transfer agent. TSX Trust Company remains the Company’s co-transfer agent in Canada.

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About Timberline Resources

Timberline Resources Corporation is focused on delivering high-grade Carlin-Type gold discoveries at its district-scale Eureka Project in Nevada. The Eureka Property includes the historic Lookout Mountain and Windfall mines in a total property position of approximately 24 square miles (62 square kilometers). The Lookout Mountain Resource was reported in compliance with Canadian NI 43-101 in an Updated Technical Report on the Lookout Mountain Project by Mine Development Associates, Effective March 1, 2013, filed on SEDAR April 12, 2013.

Resource Category	Tonnage (million short tons)	Grade (oz/ton)	Grade (grams/tonne)	Contained Au (troy oz)
Measured	3.04	0.035	1.2	106,000
Indicated	25.90	0.016	0.6	402,000
Inferred	11.71	0.012	0.41	141,000

The Company is also operator of the Paiute Joint Venture Project with Nevada Gold Mines in the Battle Mountain District. These properties all lie on the prolific Battle Mountain-Eureka gold trend. Timberline also controls the Seven Troughs Project in northern Nevada, which is one of the state's highest-grade former gold producers. Timberline controls over 43 square miles (111 square kilometers) of mineral rights in Nevada. Detailed maps and mineral resources estimates for the Eureka Project and NI 43-101 technical reports for its projects may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

On behalf of the Board of Directors,

“Patrick Highsmith”

President and CEO

Tel:   208-664-4859

Forward-looking Statements: Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These include, but are not limited to, statements regarding the advancement of projects, the commencement and extent of drilling, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend", “growth opportunity” and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to contractor availability, weather, equipment failure and other changes in the Company’s business and other factors, including risk factors discussed in the

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Company's Form 10-K for the year ended September 30, 2020. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

Cautionary Note to U.S. Investors: The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource,” as used on Timberline’s website and in its news releases are Canadian mining terms that are defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). These Canadian terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC by U.S. registered companies. The SEC permits U.S. companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. Accordingly, note that information describing the Company’s “mineral resources” is not directly comparable to information made public by U.S. companies subject to reporting requirements under U.S. securities laws. U.S. investors are urged to consider closely the disclosure in the Company’s Form 10-K which may be secured from the Company, or online at http://www.sec.gov/edgar.shtml.

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